Exhibit 99.1 Brookdale Reports September 2026 Occupancy Brentwood, Tenn., October 8, 2026 – Brookdale Senior Living Inc. (NYSE: BKD) reported today its occupancy for September 2026. 2025 2026 Consolidated Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Wtd. avg. 82.5% 82.6% 82.5% 82.4% 82.3% 82.1% 82.0% 82.3% 82.5% 82.5% 82.7% 83.2% 83.4% Month end 83.8% 83.7% 83.4% 83.7% 83.3% 83.2% 83.3% 83.4% 83.5% 83.7% 84.1% 84.5% 84.6% 2025 2026 Same Community Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Wtd. avg. 83.5% 83.7% 83.6% 83.4% 83.0% 82.8% 82.5% 82.8% 82.9% 83.0% 83.3% 83.7% 83.8% Month end 84.8% 84.9% 84.4% 84.4% 84.0% 83.9% 83.9% 83.9% 84.0% 84.3% 84.6% 84.9% 84.9% Third Quarter 2026 Occupancy Observations  Weighted average consolidated occupancy grew 130 basis points year-over-year to 83.1% in 2026.  Sequential consolidated and same community weighted average occupancy both grew 70 basis points, outperforming the National Investment Center for Seniors Housing & Care (NIC) stabilized senior housing market occupancy results for the same sequential period. About Brookdale Senior Living Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 529 communities across 41 states and the ability to serve approximately 45,000 residents as of September 30, 2026, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook or YouTube. Mike Grant, VP Investor Relations • (615) 564-8104 • email: Mike.Grant@brookdale.com 77% 79% 81% 83% 85% Sep 2025 Oct Nov Dec Jan 2026 Feb Mar Apr May Jun Jul Aug Sep Average for Month Month end Wtd. Avg. 3Q 2026 83.1% 2Q 2026 82.4% 1Q 2026 82.1% 4Q 2025 82.5% 3Q 2025 81.8% 2Q 2025 80.1% 1Q 2025 79.3% 4Q 2024 79.4% 3Q 2024 78.9% 2Q 2024 78.1% 1Q 2024 77.9% Brookdale’s Consolidated Occupancy